Exhibit 99.1

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP
Voice:	610.676.2024	610.676.1932
E-mail	msamuels@seic.com	mlouis@seic.com
Pages:	Eight

SEI Investments Reports Fourth-Quarter 2004 Results

Net Income Up 13%, Revenues Increase 12%

Oaks, PA—February 3, 2005—SEI Investments Company (NASDAQ:SEIC) today announced financial results for fourth-quarter 2004, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
(In thousands, except earnings per share)	2004	2003	%	2004	2003	%
Revenues	$182,968	$163,807	12%	$692,269	$636,233	9%
Net Income Before Taxes	67,453	58,002	16%	265,131	224,284	18%
Net Income	43,001	38,223	13%	169,021	142,981	18%
Diluted Earnings Per Share	$.41	$.36	14%	$1.60	$1.32	21%

“We continue to deliver growth in our revenue, net income and earnings per share”, said Alfred P. West, Jr., SEI Chairman and CEO.

“The quarter caps off what I believe to be a year of substantial progress for SEI. We delivered on our expectation of financial improvement and steady growth, generated increasing market acceptance of our new offerings and accelerated the build of our new solutions. While there is still considerable work to be done, I believe this year has taken us a long way towards a positive future.”

Summary of Fourth-Quarter and Year-to-Date Results by Business Segment

	For the Three Month Period Ended December 31,			For the Twelve Month Period Ended December 31,
(In thousands)	2004	2003	%	2004	2003	%
Private Banking and Trust:
Revenues	$72,468	$76,253	(5)%	$290,605	$311,534	(7)%
Operating Profit	$27,722	$30,784	(10)%	$114,527	$125,746	(9)%
Operating Margin	38%	40%		39%	40%

Investment Advisors:
Revenues	48,153	40,725	18%	180,351	156,089	16%
Operating Profit	26,379	23,959	10%	98,684	85,681	15%
Operating Margin	55%	59%		55%	55%

Enterprises:
Revenues	19,199	15,695	22%	69,816	62,051	13%
Operating Profit	8,880	7,922	12%	32,048	29,366	9%
Operating Margin	46%	50%		46%	47%

Money Managers:
Revenues	20,436	15,451	32%	76,907	55,274	39%
Operating Profit	4,206	2,435	73%	14,663	9,105	61%
Operating Margin	21%	16%		19%	16%

Investments in New Businesses:
Revenues	22,712	15,683	45%	74,590	51,285	45%
Operating Loss	(6,559)	(4,094)	(60)%	(20,319)	(18,102)	(12)%
Operating Margin	(29)%	(26)%		(27)%	(35)%

Consolidated Segment Totals:
Revenues	$182,968	$163,807	12%	$692,269	$636,233	9%
Operating Profit	$60,628	$61,006	(1)%	$239,603	$231,796	3%
Operating Margin	33%	37%		35%	36%

Fourth-Quarter Business Commentary:

•	Private Banking & Trust lagged year ago levels on revenues and profits. This is primarily due to previously reported client losses in the mutual fund services business.

•	The Investment Advisors, Enterprises, Money Managers and Investments in New Business segments reported revenue gains vs. year ago levels.

•	Profitability in these four segments tracked with their yearlong performances. The Investment Advisors, Enterprises and Money Managers segments posted gains. Investments in New Businesses continued to be impacted by investments in market expansion.

•	Assets under management grew by over $10 billion during the fourth quarter to $120 billion.

•	In the fourth quarter, SEI purchased 997,000 shares of its common stock for $38.2 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EST on February 3, 2005. Investors may listen to the call at www.seic.com, or listen at www.fulldisclosure.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 766037.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending December 31, 2004, through our subsidiaries and partnerships in which we have a significant interest, SEI administers over $288 billion in mutual fund and pooled assets, manages over $120 billion in assets, and operates 22 offices in 11 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended December 31,
	2004	2003
Revenues	$182,968	$163,807

Operating and development expenses	89,009	72,945
Sales and marketing expenses	33,331	29,856
General and administrative expenses	7,502	7,735

Income before interest and taxes	53,126	53,271

Equity in earnings of unconsolidated affiliate	14,169	7,698
Net loss on investments	(882)	(3,254)
Interest income	1,524	939
Interest expense	(484)	(652)

Income before taxes	67,453	58,002

Income taxes	24,452	19,779

Net income	$43,001	$38,223

Diluted earnings per common share	$.41	$.36

Shares used to calculate diluted earnings per common share	105,340	107,065

Basic earnings per common share	$.42	$.36

Shares used to calculate basic earnings per common share	102,391	104,999

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Months Ended December 31,
	2004	2003
Revenues	$692,269	$636,233

Operating and development expenses	321,298	283,624
Sales and marketing expenses	131,368	120,813
General and administrative expenses	30,153	25,615

Income before interest and taxes	209,450	206,181

Equity in earnings of unconsolidated affiliate	45,711	22,461
Net gain (loss) on investments	3,848	(6,927)
Interest income	4,545	4,363
Interest expense	(2,112)	(2,303)
Other income	3,689	509

Income before taxes	265,131	224,284

Income taxes	96,110	81,303

Net income	$169,021	$142,981

Diluted earnings per common share	$1.60	$1.32

Shares used to calculate diluted earnings per common share	105,866	108,137

Basic earnings per common share	$1.63	$1.36

Shares used to calculate basic earnings per common share	103,399	105,173

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	December 31, 2004	December 31, 2003
Assets
Cash and short-term investments	$216,966	$199,953
Restricted Cash	14,386	53,481
Receivables	108,795	86,612
Other current assets	15,532	12,367

Total current assets	355,679	352,413
Property and Equipment, net	113,640	113,064
Investments available for sale	39,817	70,560
Capitalized Software, net	55,830	21,115
Other assets	50,509	35,477

Total assets	$615,475	$592,629

Liabilities
Current liabilities	$163,569	$193,474
Long-term debt	14,389	23,944
Long-term deferred gain	1,472	—
Deferred income taxes	32,103	11,438
Shareholders’ Equity	403,942	363,773

Total liabilities and shareholders’ equity	$615,475	$592,629

SEI Investments Business Segments

	Three Months ended Dec. 31,		Twelve Months ended Dec. 31,
(In thousands)	2004	2003	2004	2003
Private Banking and Trust:
Revenues
Investment processing fees	58,627	57,169	225,229	229,044
Fund processing fees	4,889	9,845	30,177	43,464
Investment management fees	8,952	9,239	35,199	39,026

Total Revenues	72,468	76,253	290,605	311,534

Operating and development expenses	34,165	36,266	135,465	148,102
Sales and marketing expenses	10,581	9,203	40,613	37,686

Operating Profit	27,722	30,784	114,527	125,746
Operating Margin	38%	40%	39%	40%

Investment Advisors:
Revenues	48,153	40,725	180,351	156,089

Operating and development expenses	15,729	10,448	53,853	41,471
Sales and marketing expenses	6,045	6,318	27,814	28,937

Operating Profit	26,379	23,959	98,684	85,681
Operating Margin	55%	59%	55%	55%

Enterprises:
Revenues	19,199	15,695	69,816	62,051

Operating and development expenses	5,582	3,735	19,333	14,983
Sales and marketing expenses	4,737	4,038	18,435	17,702

Operating Profit	8,880	7,922	32,048	29,366
Operating Margin	46%	50%	46%	47%

Money Managers:
Revenues	20,436	15,451	76,907	55,274

Operating and development expenses	12,394	9,214	47,885	32,852
Sales and marketing expenses	3,836	3,802	14,359	13,317

Operating Profit	4,206	2,435	14,663	9,105
Operating Margin	21%	16%	19%	16%

Investments in New Businesses:
Revenues	22,712	15,683	74,590	51,285

Operating and development expenses	21,139	13,282	64,762	46,216
Sales and marketing expenses	8,132	6,495	30,147	23,171

Operating Loss	(6,559)	(4,094)	(20,319)	(18,102)
Operating Margin	(29)%	(26)%	(27)%	(35)%

Consolidated Segment Totals:
Revenues	$182,968	$163,807	$692,269	$636,233

Operating and development expenses	89,009	72,945	321,298	283,624
Sales and marketing expenses	33,331	29,856	131,368	120,813

Operating Profit	$60,628	$61,006	$239,603	$231,796
Operating Margin	33%	37%	35%	36%

General and Administrative expenses	7,502	7,735	30,153	25,615
Income from Operations	$53,126	$53,271	$209,450	$206,181
Operating Margin	29%	33%	30%	32%

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Dec. 31, 2003	Mar. 31, 2004	Jun. 30, 2004	Sep. 30, 2004	Dec. 31, 2004
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,717	$2,759	$2,900	$2,662	$2,780
Collective Trust Fund prgm.	1,326	1,357	1,403	1,455	1,518
Liquidity funds	8,424	8,312	7,986	7,723	7,503

Total assets under mgmt.	$12,467	$12,428	$12,289	$11,840	$11,801

Client assets under admin.	61,285	62,775	61,944	35,881	35,986

Total assets under admin.	$73,752	$75,203	$74,233	$47,721	$47,787

Investment Advisors:
Equity/Fixed Income prgms.	$24,150	$25,295	$25,021	$25,559	$27,706
Collective Trust Fund prgm.	2,481	2,454	2,592	2,592	2,521
Liquidity funds	1,131	1,095	1,103	1,081	1,026

Total assets under mgmt.	$27,762	$28,844	$28,716	$29,232	$31,253

Enterprises:
Equity/Fixed Income prgms.	$13,324	$13,303	$13,616	$15,871	$17,283
Collective Trust Fund prgm.	776	783	924	1,031	1,023
Liquidity funds	3,443	3,802	3,482	3,869	3,406

Total assets under mgmt.	$17,543	$17,888	$18,022	$20,771	$21,712

Money Managers:
Equity/Fixed Income prgms.	$41	$39	$31	$25	$18
Collective Trust Fund prgm	6,630	6,727	7,066	7,226	7,097
Liquidity funds	271	146	202	226	208

Total assets under mgmt.	$6,942	$6,912	$7,299	$7,477	$7,323

Client assets under admin.	96,103	107,015	113,644	123,651	124,648

Total assets under admin.	$103,045	$113,927	$120,943	$131,128	$131,971

Investments in New Businesses:
Equity/Fixed Income prgms.	$9,993	$11,296	$12,030	$13,507	$15,566
Liquidity funds	225	240	239	169	179

Total assets under mgmt.	$10,218	$11,536	$12,269	$13,676	$15,745

Client assets under admin.	5,855	6,631	7,028	6,096	7,003

Total assets under admin.	$16,073	$18,167	$19,297	$19,772	$22,748

Unconsolidated Affiliate:
Equity/Fixed Income prgms.	$15,666	$18,444	$21,462	$26,835	$32,556

Consolidated:
Equity/Fixed Income prgms (A,B)	$65,891	$71,136	$75,060	$84,459	$95,909
Collective Trust Fund prgm.	11,213	11,321	11,985	12,304	12,159
Liquidity funds (B)	13,494	13,595	13,012	13,068	12,322

Total assets under mgmt.	$90,598	$96,052	$100,057	$109,831	$120,390

Client assets under admin.	163,243	176,421	182,616	165,628	167,637

Total assets under admin.	$253,841	$272,473	$282,673	$275,459	$288,027

(A)	Equity/Fixed Income programs include $1,836 of assets invested in SEI’s Asset Allocation Funds at 12/31/04.
(B)	In addition to the numbers presented, SEI also administers an additional $9,023 in Funds of Funds assets (as of December 31, 2004) on which SEI does not earn an administration fee.